CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Investment Trust II of our report dated September 28, 2021, relating to the financial statements and financial highlights, which appears in the Nuveen International Growth Fund’s Annual Report on Form N-CSR for the year ended July 31, 2021. We also consent to the references to us on the cover page of the statement of additional information and under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 8, 2022

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